3Q 2020 Earnings Supplemental Presentation November 5, 2020

Safe Harbor Disclosure This presentation contains forward-looking statements. These forward-looking statements include, in particular, statements about our plans, strategies and prospects. These statements are based on our current expectations and projections about future events. The words “may,” “will,” “should,” “could,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential” or “continue” or the negative of those terms or other similar expressions are intended to identify forward- looking statements and information. You are cautioned not to place undue reliance on these forward- looking statements, which speak only as of their dates. These forward-looking statements are based on assumptions and estimates by our management that, although we believe to be reasonable, are inherently uncertain and subject to risks and uncertainties that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements. These risks and uncertainties include those described in our filings with the SEC. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this presentation may not in fact occur. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements. 2

Non-GAAP Disclosure Statement This presentation contains certain non-GAAP financial measures, including “adjusted revenue”, “adjusted net revenue”, “adjusted EBITDA”, “adjusted net income” and “adjusted net income per share”. • “Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. • “Adjusted net revenues” represents adjusted revenues less asset-based cost of revenues. Under GAAP, we are required to recognize as revenue certain fees paid to investment managers and other third parties needed for implementation of investment solutions included in our assets under management. Those fees also are required to be recorded as cost of revenues. This non-GAAP metric presents adjusted revenues without such fees included, as they have no impact on our profitability. Adjusted revenues and adjusted net revenues have limitations as financial measures, should be considered as supplemental in nature and are not meant as a substitute for revenue prepared in accordance with GAAP. • “Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, non-recurring gain, loss allocation from equity method investments and (income) loss attributable to non-controlling interest. • “Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, amortization of acquired intangibles, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, non-recurring gain, loss allocation from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations. • “Adjusted net income per diluted share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding. This information is not calculated in accordance with GAAP and may be calculated differently than similar non-GAAP information for other companies. Quantitative reconciliations of our non-GAAP financial information to the most directly comparable GAAP information appear in the appendix of this presentation. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income (loss) or net income (loss) per share determined in accordance with GAAP. 3

Key Messages for Today Leveraging technology and data as the conduit to every service and solution we provide Expanding value-added Financial Wellness solutions to large and growing installed base Enabling a new standard of personal financial services and investing to capitalize on substantial opportunity Delivering strong financial results in the context of current environment 4

Market and Industry Leading Footprint

+$4.1 trillion
in assets

~13 million
investor accounts

+105,000
advisors

+17,000
data sources

+450 million
linked consumer accounts

+33 million
Users**

+550
FinTech Companies

17 of 20
largest U.S. Banks

47 of 50
largest wealth management and brokerage firms

+500
of the largest Registered Investment Advisers

*Metrics as of September 30, 2020
**Paid subscribers

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Connecting all the participants in the market: generating value on all sides Manufacturers The ENV Network Effect Services -Asset Mgrs. Portfolio Business -Insurers Management Management -Planning As manufacturers put more -Lenders -Analytics Client Partner -Aggregation products on the shelf, Management Applications our services have more value Investment and can solve more problems, Exchange Data which will attract more sellers Insurance Services to the ecosystem, Exchange Powering Financial Credit Wellness and more sellers means more Exchange consumers, Financial Retirement Planning Exchange more consumers means more Consumers Advisor Sellers Financially Well people… Financial Services Exchange -Advisors Insights Wellness Future -Fintechs Who need more products on Exchanges recipients -Corporates the shelf, and so on… 6

Driving Long-Term Growth Through Land and Expand Investment solutions (managed accounts, overlay, direct indexing) Data and analytics Exchanges (insurance, credit, advisor services) Installed base of Financial Planning advisors and by MoneyGuide accounts Recommendation Future offerings engine Growing the installed base Leveraging technology Deploying additional solutions “land” and data “expand” 7

Expansion of Asset-Based Solutions

	Impact Portfolios	Overlay Solutions	Direct Indexing
QoQ Change			
Advisor Usage	+9%	+8%	+9%
Accounts	+13%	+9%	+8%
Assets	+21%	+14%	+11%
YTD Change			
Advisor Usage	+25%	+26%	+35%
Accounts	+38%	+29%	+45%
Assets	+45%	+26%	+38%

QoQ Change comparing September 30, 2020 vs. June 30, 2020
YTD Change comparing September 30, 2020 vs. December 31, 2019

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Exchanges: Creating Long-Term Value Insurance Ongoing basis Commission and fee- Multiple Advisor Entry Points, 19 firms points on annuity based annuities from ten back book conversions, 27,000 advisors balances or one- leading insurance carriers fee-based and commission- and growing time fees based on and growing based volume production Expertise+Technology Providers+Product Access+Usage+Production Revenue Credit Securities-backed loans, Ongoing basis points 18 firms Unsecured loans, Multi-lender and on outstanding 8,700 advisors Residential real estate loans direct/closed-loop balances or and growing from eight lenders offerings production-based and growing fees *Metrics as of September 30, 2020 9

Strong Third Quarter 2020 Results

(in millions except for per share amounts)	3Q20 Outlook *Provided 8/6/20*	**3Q20 Results vs. Midpoint**	YoY Change (%)*	Key Variance Drivers – Results vs. Outlook
Adjusted revenues[(1)]	$244.5-$246.0	**$252.7** +$7.5	+6%	• Favorability across all revenue-lines • +3.4M asset-based • +3.1M subscription-based • +0.7M professional services
Adjusted net revenues[(1)]	$174.5-176.5	**$181.5** +$6.0	+4%	• Favorable margin from asset-based revenue outperformance • Subscription and professional services modestly favorable
Adjusted EBITDA[(1)]	$56.0-$57.0	**$67.6** +$11.1	+24%	• $6.0 higher adjusted net revenues • $5.1 lower operating expenses
Adjusted net income per diluted share[(1)]	$0.59	**$0.72** +$0.13	+20%	• ~$0.08 Adjusted net revenues • ~$0.06 Operating expenses • ~$0.01 Cash Interest expense • ~($0.01) Depreciation and amortization • ~($0.01) Diluted share count

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*YoY change represents 3Q20 results vs 3Q19 results

(1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.

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Improved 2020 Full Year Outlook Key Components Updated Prior FY20 Updated FY20 (in millions except Variance at FY20 Primary Variance Drivers Guidance Guidance adjusted EPS and tax midpoint guidance vs. Prior Guidance (8/6/20) (11/5/20) rate) vs. FY19 • 3Q market impact on asset-based revenues Adjusted revenues(1) $977.0 - $980.0 $990.5 - $992.5 +$11.5 +9% in back half of year • Mix-driven outperformance in 3Q Asset-based cost of • 3Q market impact resulting in higher $271.5 – $272.5 $275.6 – $276.1 +$3.4 +13% revenues manager fees in back half of year Adjusted net revenues(1) $704.5 - $708.5 $714.4 - $716.9 +$7.1 +7-8% • 3Q market impact net of manager fees • Improved revenue outlook Adjusted EBITDA(1) $221.0 - $223.0 $238.0 - $239.0 +$15.5 +23-24% • Expense management and pandemic related lower operating expenses Adjusted net income per • Improved revenue outlook $2.28 – $2.31 $2.51 – $2.53 +$0.21 +17-18% diluted share(1) Normalized effective tax 25.5% 25.5% n/a n/a • Unchanged rate Diluted shares outstanding 55.0 55.0 n/a +4% • Unchanged (1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information. Please review slides 2 and 3 for additional disclosures. 11

Strong Balance Sheet and Liquidity Capital Position as of September 30, 2020 Cash and Cash Equivalents $363M Annual cash interest expense ~$12.7M(1) Debt Outstanding on Revolving Line $0M Revolving Line of Credit LIBOR + spread(2) of Credit ($500M) Convertible Debt Maturing 2023 $345M Convertible Debt 2023 1.75% coupon Convertible Debt Maturing 2025 $517.5M Convertible Debt 2025 0.75% coupon Net Leverage Ratio 2.1x (1) Includes convertible note coupon payments undrawn fees on revolving line of credit 12 (2) LIBOR plus 225 basis points, based on current leverage ratio.

Appendix

Envestnet Powering the Future of Advice Themes driving change Implications A new level of trust and relevance are Transparency, authenticity and logic supported by predictive analytics will be the baseline for how a client values the information and advice provider the currency of valued engagement they engage with Redefining what it means to be Understanding the trade offs and “what-if” scenarios will be the prepared underpinning of advancements and usage of planning Hybrid is the only engagement model and the “fidelity” will need to be Digital becomes more “human” the same across every medium Behavioral, holistic wellness across all assets and liabilities will be the The fusion of health and wealth mandate, supported by an integrated tech platform Family and communities lead the way The new mutuality, “we’re all in this together” drives the connectedness forward and strength of communities Creating a new playbook for a The need for scale (digitizing, analytics, outsourcing, and strategic sustainable business partnerships) will be the focus over product selection Links: Advisor Summit On-Demand Advisor’s Playbook for Leading Clients Forward 14

Illustrative Market Impact

Assuming +/-10% market change

Asset-based revenues	Cost of revenues	Adjusted EBITDA[(1)] unmitigated
~$33M	~$16M	~$16M

Management has visibility into expected performance allowing operating decisions that may impact hiring plans, variable compensation and other spending initiatives.

(1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.
Amounts represent annualized impact applicable to subsequent quarter following assumed market change. Amounts based on 3Q20 actual revenue.
See additional information on slide 16 which provides calculations and other statements.

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Illustrative Market Impact Calculations

Illustrative Market Impact Model	Assumptions		
Total revenue	3Q20 revenue, annualized	$1,010	
x % asset-based	~55% of total revenue	55%	
x % exposure to equities	Approximate 60% equity allocation	60%	
x % market change	Assuming 10% equity market decline	-10%	
= revenue impact		($33)	3-4% impact on total revenue
- impact on asset-based cost of revenue	Currently 52% of asset-based revenue	($16)	
= impact on adjusted EBITDA[(1)]	Unmitigated impact	($16)	7-8% impact on adjusted EBITDA

(in $millions)

- Given Envestnet's high degree of subscription-based revenue and limited exposure to equity markets, a 10% equity market decline would have a 3-4% impact on our revenue.
- Approximately 80% of our asset-based revenue is billed quarterly, in advance. As such, the majority of any market impact would be seen in future quarters. Example: September 30 asset values drive our fourth quarter asset-based revenue.
- Approximately half of our asset-based revenue is paid to third party managers and strategists. This naturally reduces the impact on our profit from a market decline. In the above scenario, a 10% equity market decline would have a 7-8% impact on our adjusted EBITDA.
- This represents the unmitigated impact. Depending on the severity of the impact, management may choose to offset a portion of this impact through lower variable compensation, and changing its discretionary hiring and spending plans.

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(1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.

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Outlook Table The Company provided the following outlook for the fourth quarter and full year ending December 31, 2020. This outlook is based on the market value of assets on September 30, 2020. We caution that we cannot predict the market value of our assets on any future date and, in particular, in light of recent market volatility. See slide 2 for more information. In Millions Except Adjusted EPS 4Q 2020 FY 2020 GAAP: Revenues: Asset-based $ 141.5 - $ 142.5 Subscription-based 108.0 - 108.5 Total recurring revenues $ 249.5 - $ 251.0 Professional services and other revenues 6.0 - 6.5 Total revenues $ 255.5 - $ 257.5$ 989.8 - $ 991.8 Asset-based cost of revenues $ 74.0 - $ 74.5 $ 275.6 - $ 276.1 Total cost of revenues $ 81.5 - $ 82.0 Net income (a) - (a) (a) - (a) Diluted shares outstanding 55.5 55.0 Net income per diluted share (a) - (a) (a) - (a) Non-GAAP: Adjusted revenues (1): Asset-based $ 141.5 - $ 142.5 Subscription-based 108.0 - 108.5 Total recurring revenues $ 249.5 - $ 251.0 Professional services and other revenues 6.0 - 6.5 Total revenues $ 255.5 - $ 257.5$ 990.5 - $ 992.5 Adjusted net revenues (1) $ 181.0 - $ 183.5 $ 714.4 - $ 716.9 Adjusted EBITDA(1) $ 60.0 - $ 61.0 $ 238.0 - $ 239.0 Adjusted net income per diluted share(1) $ 0.64 $ 2.51 - $ 2.53 (a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision. 17 (1) Non-GAAP financial measure. Please see slide 3.

Reconciliation of Non-GAAP Financial Measures

(in thousands) (unaudited)	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Total revenues	$ 252,559	$ 236,080	$ 734,411	$ 660,191
Deferred revenue fair value adjustment	91	3,250	607	6,670
Adjusted revenues	252,650	239,330	735,018	666,861
Asset-based cost of revenues	(71,133)	(64,339)	(201,600)	(178,474)
Adjusted net revenues	$ 181,517	$ 174,991	$ 533,418	$ 488,387
Net income (loss)	$ 2,323	$ (2,964)	$ (10,338)	$ (20,619)
Add (deduct):				
Deferred revenue fair value adjustment	91	3,250	607	6,670
Interest income	(262)	(448)	(850)	(2,859)
Interest expense	8,139	8,986	21,907	24,345
Accretion on contingent consideration and purchase liability	398	498	1,308	1,240
Income tax provision (benefit)	497	(6,977)	(161)	(31,591)
Depreciation and amortization	28,951	26,735	85,077	73,167
Non-cash compensation expense	15,852	15,389	43,197	43,241
Restructuring charges and transaction costs	4,993	4,151	14,461	24,725
Severance	2,715	2,387	18,566	8,147
Fair market value adjustment on contingent consideration liability	(74)	—	(2,056)	—
Non-recurring litigation and regulatory related expenses	1,809	2,065	6,029	2,065
Foreign currency	(37)	363	(68)	208
Non-income tax expense adjustment	1,795	362	1,341	1,480
Non-recurring gain	—	—	(4,230)	—
Loss allocation from equity method investments	994	957	4,280	1,507
(Income) loss attributable to non-controlling interest	(603)	(210)	(1,103)	31
Adjusted EBITDA	$ 67,581	$ 54,544	$ 177,967	$ 131,757

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Reconciliation of Non-GAAP Financial Measures Three Months Ended Nine Months Ended September 30, September 30, (in thousands, except share and per share information)(unaudited) 2020 2019 2020 2019 Net income (loss) $ 2,323$ (2,964) $ (10,338) $ (20,619) Income tax provision (benefit) 497 (6,977) (161) (31,591) Loss before income tax provision (benefit) 2,820 (9,941) (10,499) (52,210) Add (deduct): Deferred revenue fair value adjustment 91 3,250 607 6,670 Accretion on contingent consideration and purchase liability 398 498 1,308 1,240 Non-cash interest expense 4,738 5,006 10,682 14,268 Non-cash compensation expense 15,852 15,389 43,197 43,241 Restructuring charges and transaction costs 4,993 4,151 14,461 24,725 Severance 2,715 2,387 18,566 8,147 Fair market value adjustment on contingent consideration liability (74) — (2,056) — Amortization of acquired intangibles 18,510 19,242 56,014 51,048 Non-recurring litigation and regulatory related expenses 1,809 2,065 6,029 2,065 Foreign currency (37) 363 (68) 208 Non-income tax expense adjustment 1,795 362 1,341 1,480 Non-recurring gain — — (4,230) — Loss allocation from equity method investments 994 957 4,280 1,507 (Income) loss attributable to non-controlling interest (603) (210) (1,103) 31 Adjusted net income before income tax effect 54,001 43,519 138,529 102,420 Income tax effect (13,772) (11,097) (35,325) (26,117) Adjusted net income $ 40,229 $ 32,422 $ 103,204 $ 76,303 Basic number of weighted-average shares outstanding 53,800,048 52,215,469 53,464,101 50,414,427 Effect of dilutive shares: Options to purchase common stock 331,728 953,184 458,232 1,107,995 . Unvested restricted stock units 610,442 548,057 548,858 662,364 . Convertible notes 730,267 9,875 280,375 11,637 . Warrants 86,498 — 46,562 — Diluted number of weighted-average shares outstanding 55,558,983 53,726,585 54,798,128 52,196,423 Adjusted net income per share -diluted $ 0.72 $ 0.60 $ 1.88 $ 1.46 19

Reconciliation of Non-GAAP Financial Measures

	Year ended December 31,												
(in millions, except share and per share information) (unaudited)	**2007**	**2008**	**2009**	**2010**	**2011**	**2012**	**2013**	**2014**	**2015**	**2016**	**2017**	**2018**	**2019**
Net income (loss)	23.94	5.26	(0.87)	(0.63)	7.61	0.47	3.66	13.98	4.44	(55.57)	(3.28)	4.01	(17.20)
Accretion on contingent consideration and purchase liability	-	-	-	-	-	-	-	-	0.89	0.15	0.51	0.22	1.77
Bad debt expense	-	-	0.38	2.67	-	-	-	-	-	-	-	-	-
Contract settlement charges	-	-	-	-	1.18	-	-	-	-	-	-	-	-
Customer inducement costs	-	-	0.02	3.24	4.57	-	-	-	-	-	-	-	-
Deferred revenue fair value adjustment	-	-	-	-	-	1.25	0.16	-	0.32	1.27	0.13	0.12	9.27
Depreciation and amortization	2.92	3.54	4.50	5.70	6.38	12.40	15.33	18.65	27.96	64.00	62.82	77.63	101.27
Fair market value adjustment on contingent consideration liability	-	-	-	-	-	-	0.50	(1.43)	(4.15)	1.59	-	-	(8.13)
Foreign currency	-	-	-	-	-	-	-	-	-	(0.72)	0.49	(0.59)	(0.07)
Impairment of customer inducement assets	-	-	-	-	0.17	-	-	-	-	-	-	-	-
Impairment of equity method investment	-	-	-	-	-	-	-	-	-	0.73	-	-	-
Impairment on investments	-	0.68	3.60	-	-	-	-	-	-	-	-	-	-
Imputed interest expense on contingent consideration	-	-	-	-	-	-	0.79	1.47	-	-	-	-	-
Income tax provision (benefit)	(14.15)	4.61	1.81	1.53	2.98	2.60	2.05	8.53	4.55	15.08	1.59	(13.17)	(30.89)
Interest expense	-	-	-	0.56	0.79	-	-	0.63	10.27	16.60	16.35	25.20	32.52
Interest income	(1.15)	(0.81)	(0.22)	(0.15)	(0.08)	(0.03)	(0.02)	(0.14)	(0.34)	(0.04)	(0.20)	(2.36)	(3.35)
Litigation related expense	-	-	0.60	1.93	0.13	0.27	0.01	0.02	0.07	5.59	1.03	-	2.88
Loss allocation from equity method investment	-	-	-	-	-	-	-	-	-	1.42	1.47	1.15	2.36
Loss attributable to non-controlling interest	-	-	-	-	-	-	-	1.23	1.64	1.08	0.32	1.79	0.11
Non-cash compensation expense	-	0.45	0.78	1.73	3.06	4.04	8.92	11.42	15.16	33.28	31.33	40.25	60.44
Non-income tax expense adjustment	-	-	-	-	-	-	-	-	-	6.23	0.35	(0.59)	0.37
Other	-	-	-	-	(1.10)	-	-	(1.83)	0.07	(1.38)	-	-	-
Re-audit related expenses	-	-	-	-	-	-	3.11	-	-	-	-	-	-
Restructuring charges and transaction costs	-	-	-	0.86	1.05	2.72	3.30	2.67	13.50	5.78	13.67	15.58	26.56
Severance	-	-	-	0.67	0.70	0.28	0.79	0.74	1.70	4.34	2.32	8.32	15.37
Adjusted EBITDA	**11.56**	**13.73**	**10.60**	**18.11**	**27.44**	**23.99**	**38.59**	**55.94**	**76.07**	**99.44**	**128.89**	**157.55**	**193.29**

Note: Numbers may not sum due to rounding.

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